EXHIBIT 10.10

GXS Holdings, Inc.
Stock Incentive Plan

     SECTION 1. Purpose. The purposes of the GXS Holdings, Inc. Stock Incentive Plan are to promote the interests of GXS Holdings, Inc., a Delaware company (together with its successors and assigns, the “Company”) and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and consultants of the Company and its Affiliates (as defined below); (ii) motivating employees, consultants and directors by means of performance related incentives to achieve longer range performance goals; and (iii) enabling employees, consultants and directors to participate in the long term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     “Award” means any Option or other stock-based award granted hereunder.

     “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     “Board” means the Board of Directors of the Company.

     “Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:

(i) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);

(ii) a Participant’s gross negligence or willful malfeasance in the performance of his or her duties;

(iii) a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony;

(iv) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his or her duties; or

(v) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant, including but not limited to covenants set forth in the form of Proprietary Information and Inventions Agreement attached hereto as Annex A.

     “Change of Control” means the occurrence of one of the following events:

(i) the consummation of a merger or consolidation of the Company with or into any other entity pursuant to which the stockholders of the Company, or applicable, immediately prior to such merger or consolidation hold less than 50% of the voting power of the surviving entity;

(ii) the sale or other disposition of all or substantially all of the Company’s assets or any approval by the stockholders of the Company of a plan of complete liquidation of the Company;

(iii) any acquisition by any person or persons (other than the direct and indirect stockholders of the Company immediately after the Effective Date) of the beneficial ownership of 50% or more of the voting power of the Company’s equity securities in a single transaction or series of related transactions; provided, however, that an underwritten public offering of the Company’s securities shall not be considered a Change in Control; or

(iv) any change in the composition of the Board over a two-year period such that the directors at the beginning of the period and new directors elected during that period and approved by two-thirds of the incumbent directors cease to constitute at least a majority of the Board.

provided, however, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” means a committee of one or more members of the Board designated by the Board to administer the Plan and, following an Initial Public Offering, shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 and Section 162(m) each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a “Non-Employee Director” and an “outside director” within the meaning of Rule 16b-3 and Section 162(m), respectively. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

     “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

     “Director” means a member of the Board.

     “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

     “Employee” means an employee of the Company or any of its Affiliates.

     “Employment Agreement” means an employment agreement entered into between a Participant and the Company or any of its Affiliates.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means the purchase price of the Option as set forth in the Award Agreement.

     “Fair Market Value” means, with respect to a Share as of any date of determination, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the trading day immediately preceding such date of determination. If such class of common stock is not listed on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee shall in its discretion deem relevant or appropriate.

     “Incentive Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     “Initial Public Offering” shall mean the closing of the first underwritten public offering of Shares with proceeds of at least $75,000,000.

     “Initial Transferability Date” shall mean the earlier to occur of (i) the Initial Public Offering or (ii) the Reporting Date.

     “Non-Qualified Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” means a Person granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

     “Permitted Transferees” shall mean, with respect to each Participant, (i) those persons who acquire Shares pursuant to such Participant’s will or the laws of descent and distribution or as a result of other donative transfers to “family members” as defined in, and under the circumstances permitted under, Rule 701 and (ii) the Company.

     “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     “Plan” means this GXS Holdings, Inc. Stock Incentive Plan.

     “Reporting Date” means the date on which the Company becomes a reporting company under the Exchange Act with respect to any class of its equity securities.

     “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     “Rule 701” means Rule 701 as promulgated under the Securities Act.

     “SEC” means the Securities and Exchange Commission or any successor thereto.

     “Section 162(m)” means Section 162(m) of the Code, or any successor section thereto, as in effect from time to time.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Shares” means shares of common stock of the Company or such other securities as may be designated by the Committee from time to time.

     “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     SECTION 3. Administration.

     (a)  Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions (including the vesting schedule, if any) of any Award and Award Agreement; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b)  Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

     SECTION 4. Shares Available for Awards.

     (a)  Shares Available. Subject to adjustment as provided in this Section, the number of Shares with respect to which Awards may be granted under the Plan shall be 13,636,364. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan (including any Substitute Award) or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted.

     (b)  Adjustments. In the event that the number of issued Shares is increased or decreased as a result of a stock dividend, stock split, reverse stock split, combination or reclassification of Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”), then the Committee shall equitably adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award.

     (c)  Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan and shall increase the number Shares available for issuance hereunder.

     SECTION 5. Eligibility.

     (a)  General. Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.

     (b)  Incentive Stock Options. Only Employees shall be eligible for the grant of Incentive Stock Options.

     (c)  Substitute Awards. Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.

     (d)  Consultants. Prior to the Reporting Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, or as otherwise provided by Rule 701.

     SECTION 6. Stock Options.

     (a)  Grants. The Committee is authorized to grant Options to Participants with the terms and conditions set forth in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

     (b)  Type of Option. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.

     (c)  Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted.

     (d)  Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

     (e)  Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price, is received by the Company. Such payment may be made: (i) in cash; (ii) if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months); (iii) if approved by the Committee, by a combination of cash and Shares; (iv) if approved by the Committee following an Initial Public Offering, in accordance with a cashless exercise program; or (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

     SECTION 7. Other Stock-based Awards.

     (a)  Other Stock-based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, grants of restricted stock, restricted stock units, rights to purchase stock, warrants, and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

     SECTION 8. Effect of Termination of Employment or Service.

     (a)  Termination of Employment or Service. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated for any reason (other than death, Disability or retirement at age 62 or older or by the Company for Cause), then (i)

to the extent not yet vested as of the date of termination, an Award shall immediately be forfeited, and (ii) to the extent vested as of the date of termination, an Award may be retained and, if applicable, exercised until the earlier of (A) the date three months (or such longer or shorter period, if any, specified in the applicable Award Agreement or Employment Agreement) after such termination of employment or service or (B) the date such Award would have expired had it not been for the termination of employment or service, after which time, in either case, such Award shall expire.

     (b)  Death, Disability or Retirement. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by reason of death, Disability or retirement at age 62 or older, then (i) to the extent not yet vested as of the date of termination, an Award shall immediately be forfeited, and (ii) to the extent vested as of the date of termination, the Award may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (A) the date one year after such termination of employment or service or (B) the date such Award would have expired had it not been for the termination of such employment or service, after which time, in either case, such Award shall expire.

     (c)  Cause. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if the Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Awards shall be forfeited and shall expire immediately on the date of termination.

     (d)  Repurchase Rights Prior to an Initial Public Offering. Unless otherwise determined in an Employment Agreement or Award Agreement, the Company shall have the following rights to repurchase a Participant’s Shares (the “Repurchase Right”) upon termination of Participant’s employment or service:

(i) If the Participant’s employment with the Company and its Affiliates shall be terminated by the Company or any of its Affiliates for Cause, all Shares previously acquired hereunder and held by Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months) shall be subject to a right of repurchase by the Company from the Participant or his or her Permitted Transferee at a price per Share equal to the lesser of (A) the Exercise Price or (B) Fair Market Value as of the date of the notice given pursuant to clause (iii) below.

(ii) If the Participant’s employment with the Company and its Affiliates shall be terminated by Participant for any reason or by the Company or any of its Affiliates for any reason other than Cause, or as a result of death, Disability or retirement at age 62 or older, all Shares previously acquired hereunder and held by Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months) shall be subject to a right of repurchase by the Company from the Participant or his or her Permitted Transferee at a price per Share equal to Fair Market Value as of the date of the notice given pursuant to clause (iii) below.

(iii) If the Company elects to exercise its Repurchase Right under this Section 8(d), the Company shall deliver written notice to the Participant or his or her permitted transferee, as applicable, setting forth the number of Shares proposed to be purchased and the then Fair Market Value. Upon the consummation of any such purchase, Participant shall deliver certificates, as applicable, or other documents satisfactory to the Company in its sole discretion evidencing such Shares duly endorsed, or accompanied by written instruments of transfer, free and clear of any encumbrances against delivery of payment for such Shares. If the Board determines that the Company is unable to repurchase all or some portion of the Shares for cash without breaching the terms of any debt instruments or other agreement to which the Company or any of its subsidiaries is a party, or the Board determines in good faith that such repurchase would otherwise have a material adverse effect on the financial condition of the Company, the Company will pay in cash the maximum amount permitted under such debt instruments, or that would not result in such a material adverse effect, and deliver to the Participant a promissory note for the balance, payable as soon as (and in the maximum amounts that) the terms of such debt instruments or other agreements will permit or that will not have such a material adverse effect and bearing interest at the highest rate charged from time to time under the Company’s senior credit facility.

(iv) The Repurchase Right shall lapse and be of no further force and effect upon the earlier to occur of (x) an Initial Public Offering and (y) 12 months after termination of Participant’s employment.

     SECTION 9. Amendment and Termination.

     (a)  Amendment or Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States. Any such amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant or any holder or beneficiary of any

Award theretofore granted shall not to that extent be effective with respect to such Award without the consent of the affected Participant, holder or beneficiary.

     (b)  Amendment or Termination of Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     SECTION 10. Corporate Transactions.

     (a)  Corporate Transactions. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change of Control, the Committee, in its sole discretion, may cause any outstanding Award to be (i) continued by the Company, (ii) assumed by the successor company (or its parent or any of its subsidiaries) or (iii) canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award less the exercise price, if applicable. Any Award not continued or assumed by the Company or its successor, as applicable, pursuant to the foregoing shall terminate on such Change of Control.

     (b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

     SECTION 11. General Provisions.

     (a)  Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b)  Nontransferability of Awards. Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

     (c)  Transfer Restrictions on Shares. Shares issued hereunder may not be sold, given, transferred, assigned, or otherwise hypothecated by the holder thereof prior to the Initial Transferability Date, except to such holder’s Permitted Transferees. Any attempted transfer in violation of this Section 11(c) will be void ab initio. Shares held by Permitted Transferees who receive such Shares in accordance with this Section 11(c) shall be subject to the restrictions herein as if such Permitted Transferee were the original holder of the Shares transferred to the Permitted Transferee.

     (d)  No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (e)  Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or its permitted transferees and shall be deposited by such Participant or permitted transferee, together with a stock power endorsed in blank, with the Company. When the Participant ceases to be bound by any transfer restrictions set forth herein or in the applicable Award Agreement, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws. All certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (f)  Withholding. A Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

     (g)  Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (h)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements that may be either generally applicable or applicable only in specific cases.

     (i)  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or effect the right of the Company or its Affiliates to terminate the employment or service of a Participant.

     (j)  Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

     (k)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland.

     (l)  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (m)  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (n)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (o)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (p)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (q)  Proprietary Information and Inventions Agreement. A Participant shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Annex A.

     (r)  Awards Granted to California Residents. Awards granted under the Plan to persons resident in California or another state shall comply with applicable law.

     (s)  Modification of Award Terms for non-U.S. Employees. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Employee resides or is employed, and may establish a subplan under this Plan for such purposes.

     SECTION 12. Term of the Plan.

     (a)  Effective Date. The Plan shall be effective as of the date of its adoption by the Board, subject to approval by the shareholders of the Company. Awards may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval.

     (b)  Expiration Date. No Award shall be granted under the Plan more than ten years after the date of adoption of the Plan by the Board. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Annex A

GXS Holdings, Inc.

Proprietary Information and Inventions Agreement

     In consideration of my employment or continued employment by Global Exchange Services, Inc., a Delaware corporation (including its affiliates, successors or assigns, the “Company”), the Company granting me access to its confidential and proprietary information, the compensation now and hereafter paid to me including but not limited to equity compensation and other good and valuable consideration receipt of which is acknowledged, the undersigned hereby enters into this Proprietary Information and Inventions Agreement (the “Agreement”) as follows:

     1.  Recognition of Company Rights; Nondisclosure.

     (a)  At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose to any individual, partnership, corporation, limited liability company, trust or other entity (each, a “Person”), use or publish any of the Company’s Proprietary Information (as defined below), except as may be required in connection with my work for the Company, without prior written authorization of the Company.

     I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information is and shall be the sole property of the Company and that the Company shall be the sole owner of all patent rights, copyrights, trade secret rights and all other rights (collectively, “Proprietary Rights”) throughout the world in connection therewith.

     The term “Proprietary Information” shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (i) inventions, trade secrets, ideas, processes, formulas, data, programs, other works of authorship, know how, improvements, discoveries, developments, designs and techniques (collectively, “Inventions”); (ii) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) information regarding the skills and compensation of other employees of the Company.

     (b)  At all times during the term of my employment and thereafter, I will not use for any purpose the Residuals resulting from access to or work with any Proprietary Information. “Residuals” means any information in non-tangible form which may be retained by me (including but not limited to ideas, concepts, know-how and techniques contained in any Proprietary Information).

     2.  Third Party Information. I understand, in addition, that the Company has and may from time to time in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by the Company in writing.

     3.  Assignment of Inventions. (a) I hereby assign to the Company (or its designee) all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) related to the Company business or created through the use of the Company facilities, resources or information, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company, whether or not during regular working hours. I agree to waive any and all “moral rights” that I may have in such Inventions and do assign all “moral rights” to the Company.

     (b)  I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as “Company Inventions.”

     4.  Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time spent at the Company’s request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quit claim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     5.  Obligation to Keep Company Informed. During the period of my employment, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions. In addition, after termination of my employment for any reason, I will disclose all patent applications filed by me within six (6) months after termination of employment.

     6.  Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that not all Inventions have been listed for that reason.

     7.  No Improper Use of Materials. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any Person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any Person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or Person.

     8.  No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     9.  Other Activities; Conflicts of Interest. During the term of my employment with the Company, I will not engage in any business activity that competes with that of the Company, nor shall I engage in any other activities that conflict with my obligations to the Company.

     10.  Non-Solicitation. Unless otherwise provided in an agreement between the Company and me, at all times during my employment with the Company and for 12 months following the termination of my employment for any reason, I will not, directly or indirectly:

     (a)  induce or attempt to induce any employee of the Company or any subsidiary of the Company to be employed or perform services elsewhere;

     (b)  solicit or attempt to solicit the trade of any individual or entity which, at the time of such solicitation, is a customer of the Company or which the Company is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of employment.

     11.  Non-Disparagement. At all times during the term of my employment with the Company and thereafter, I will not knowingly make any statement, written or oral, or take any other action relating to the Company or its officers, directors or stockholders that would disparage or otherwise harm the Company, its business or its reputation or the those of any of its officers or directors.

     12.  Return of Company Documents.

     (a)  When I leave the employ of the Company, I will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

     (b)  When I leave the employ of the Company, I will cooperate with the Company by executing the Company’s termination statements for personnel. For the avoidance of doubt, all of the agreements to which I agree in this Agreement, without regard to whether they are reiterated in the termination statement or whether I execute and deliver the termination statement at the time of the termination of my employment, are and will be binding upon me upon my execution of this Agreement.

     13.  Notification to New Employer. In the event that my employment with the Company terminates, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     14.  Notices. Any notices under this Agreement shall be given at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

     15.  General Provisions.

     (a)  Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF MARYLAND.

     (b)  Arbitration. Except as provided in paragraph (c) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in a location in Maryland, in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

     (c)  Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 1 through 11. Accordingly, I agree that if I breach or threaten to breach any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from any court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security will be required in obtaining such equitable relief, and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I hereby acknowledge that any breach of any of such covenants shall entitle the Company to cease (i) the payment to me of any amounts otherwise required to be paid and (ii) the vesting of any equity interest that I may have in the Company.

     (d)  Amendment. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both me and an officer of the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

     (e)  Severability.

(i) I agree and acknowledge that each agreement set forth herein constitutes a separate agreement independently supported by good and adequate consideration and shall survive and be severable from the other provisions of this Agreement. The existence of any claim or cause of action by me against the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this Agreement.

(ii) The Company and I intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the Company and I intend that the court should reform the provisions to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, such provision shall be fully severable; and the remaining provisions of this Agreement shall remain in full force and effect.

     (f)  Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

     (g)  Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company.

     (h)  Employment. I agree and understand that my employment with the Company is “at will”, which means either I or the Company may terminate the employment relationship at any time, for any reason, with or without prior notice and with or without cause. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company right to terminate my employment at any time, with or without cause.

     (i)  Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely as of: Date of Hire

     I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated: ______	________________________ Signature of Employee Print Name:
Address:

ACCEPTED AND AGREED TO:

GLOBAL EXCHANGE SERVICES, INC.

By:____________________
Name: Harvey F. Seegers
Title: President and Chief Executive Officer

EXHIBIT A

Global Exchange Services, Inc.
100 Edison Park Drive
Gaithersburg, MD 20878

Ladies and Gentlemen:

     1.     The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Global Exchange Services, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Proprietary Information and Inventions Agreement (the “Agreement”) between the Company and me.

______	No inventions or improvements.

______	See below (attach additional sheets if necessary):

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

     ______      Due to confidentiality obligations to a previous employer, I cannot disclose certain inventions that otherwise would be listed.

     ______      Additional sheets attached.

     2.     I propose to bring to my employment the following devices, materials and documents of a former employer or other Person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other Person (a copy of which is attached hereto):

______	No materials or documents.

______	See below (attach additional sheets if necessary):

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

______	Additional sheets attached.

Dated: ______	______________________________ Signature of Employee